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                                                                   EXHIBIT 21.01

                              CERIDIAN CORPORATION

                                  SUBSIDIARIES

                                  MARCH 1, 2003

                                                                                STATE OR
                                                                                OTHER JURISDICTION
SUBSIDIARIES AND THEIR AFFILIATES:                                              OF INCORPORATION
----------------------------------                                              ----------------
ABR Information Services, Inc.                                                  Florida
    ABR Properties, Inc.                                                        Florida
    Ceridian Benefits Services, Inc.                                            Florida
        SYLINQ Corporation                                                      Colorado
    Ceridian Retirement Plan Services, Inc.                                     California
      (f/k/a Western Pension Service Corporation)
        Ceridian Broker Dealer, Inc.                                            Delaware
        Ceridian Investors Advisors, Inc.                                       Florida
Ceridian Canada Holdings, Inc.                                                  Delaware
     Ceridian Canada Ltd.                                                       Canada
Ceridian Holdings U.K. Limited                                                  United Kingdom
     Centre-file Limited                                                        United Kingdom
         Centrefile (Mauritius) Ltd.                                            Mauritius
     Ceridian Performance Partners Limited                                      United Kingdom
Ceridian Tax Service, Inc.                                                      Delaware
Comdata Network, Inc.  Maryland
     Comdata Funding Corporation                                                Delaware
     Comdata Network Inc. of California                                         California
     Comdata Network, Inc. of Mexico                                            Tennessee
         Comdata de Mexico, S.A. de C.V.                                        Mexico
     Comdata Telecommunications Services, Inc.                                  Delaware
     Permicom Permits Services, Inc.                                            Canada
     Stored Value Systems, Inc.                                                 Delaware
FTB Insurance Agency, Inc.                                                      Minnesota



Certain subsidiaries, which in the aggregate would not constitute a significant subsidiary, are omitted from this listing.